                 Aon Corporation and Consolidated Subsidiaries
                   Combined With Unconsolidated Subsidiaries
               Computation of Ratio of Earnings to Fixed Charges

                                                                                   Supplemental(2)      Supplemental(2)
(millions except ratios)                      Pro Forma(1)       Pro Forma(1)         Pro Forma            Pro Forma
                                             Twelve Months       Nine Months        Twelve Months         Nine Months
                                             Ended Dec. 31,     Ended Sept 30,     Ended Dec. 31,        Ended Sept 30,
                                                  1995               1996               1995                  1996
                                           ----------------------------------------------------------------------------
Income from continuing operations
  before provision for income taxes               392.4             325.7              551.5                 415.8
Less: minority interests                                                               (71.4)                (54.2)

Interest on indebtedness                          121.1              82.1              147.9                 100.0

Interest on ESOP                                    5.3               3.5                5.3                   3.5

Portion of rents representative
  of interest factor                               21.4              20.0               49.3                  41.0
                                           ----------------------------------------------------------------------------

   Income as adjusted                             540.2             431.3              682.6                 506.1
                                           ============================================================================

Fixed Charges:

Interest on indebtedness                          121.1              82.1              147.9                 100.0

Interest on ESOP                                    5.3               3.5                5.3                   3.5

Portion of rents representative
  of interest factor                               21.4              20.0               49.3                  41.0
                                           ----------------------------------------------------------------------------

   Total fixed charges                            147.8             105.6              202.5                 144.5
                                           ============================================================================

Ratio of earnings to fixed charges                  3.7               4.1                3.4                   3.5
                                           ============================================================================

(1) Gives effect to the increase in fixed charges as a result of the issuance of the Capital Securities.
(2) Gives effect to the increase in fixed charges as a result of the issuance of the Capital Securities and the acquisition of Alexander & Alexander as reflected in the pro forma condensed consolidated statements of income. The supplemental pro forma ratios exclude any restructuring charges that may be incurred and any cost savings the Company may realize.

                 Aon Corporation and Consolidated Subsidiaries
                   Combined With Unconsolidated Subsidiaries
               Computation of Ratio of Earnings to Fixed Charges




                                             Nine Months Ended
                                                  Sept 30,            Years Ended December 31,
                                             -----------------   ---------------------------------   ------
(millions except ratios)                       1996     1995      1995     1994     1993    1992(1)   1991
                                             -------   -------   ------   ------   ------   ------   ------
Income from continuing operations
   before provision for income taxes          $374.9   $360.9    $458.0   $397.0   $331.6   $179.1   $242.4

Add back fixed charges:

Interest on indebtedness                        32.9     41.2      55.5     46.4     42.3     41.9     40.7

Interest on ESOP                                 3.5      4.1       5.3      5.9      6.5      6.9      7.2

Portion of rents representative of
   interest factor                              20.0     18.0      21.4     28.7     26.1     19.2     15.4
                                              ------   ------    ------   ------   ------   ------   ------

   Income as adjusted                         $431.3   $424.2    $540.2   $478.0   $406.5   $247.1   $305.7
                                              ======   ======    ======   ======   ======   ======   ======

Fixed charges:

Interest on indebtedness                      $ 32.9   $ 41.2    $ 55.5   $ 46.4   $ 42.3   $ 41.9   $ 40.7

Interest on ESOP                                 3.5      4.1       5.3      5.9      6.5      6.9      7.2

Portion of rents representative of
   interest factor                              20.0     18.0      21.4     28.7     26.1     19.2     15.4
                                              ------   ------    ------   ------   ------   ------   ------

   Total fixed charges                        $ 56.4   $ 63.3    $ 82.2   $ 81.0   $ 74.9   $ 68.0   $ 63.3
                                              ======   ======    ======   ======   ======   ======   ======

Ratio of earnings to fixed charges               7.6      6.7       6.6      5.9      5.4      3.6      4.8
                                              ======   ======    ======   ======   ======   ======   ======

(1) Income from continuing operations before provision for income taxes excludes the cumulative effect of changes in accounting principles.